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                                                                    EXHIBIT 99.8

                           BLUE RIVER BANCSHARES, INC.
                          COMMUNITY OFFERING ORDER FORM
                                FOR COMMON STOCK


EXPIRATION DATE: _____________________, 2003 (or such later date as may be established)

SUBSCRIPTION PRICE: $4.50 PER SHARE


          This Order Form may be used to subscribe to purchase shares of common stock, without par value, of Blue River Bancshares, Inc., an Indiana corporation (the "Company"), pursuant to the community offering described in the Company's prospectus, which accompanied this Order Form. The terms and conditions of the community offering are set forth in the prospectus and are incorporated herein by reference. Copies of the prospectus are available upon request from the Company.

          Offerees in the community offering may subscribe to purchase whole shares of the Company's common stock at $4.50 per share. There is no minimum or maximum subscription requirement. The Company reserves the right to reject, in whole or in part, any subscription tendered in the community offering. Absent the approval of our board of directors in their discretion, you will not be entitled to purchase shares of our common stock pursuant to the over-subscription privilege and/or the community offering which would cause you to own 10% or more of our common stock.

          THE COMMUNITY OFFERING WILL EXPIRE AT THE CLOSE OF BUSINESS ON __________________, 2003, OR SUCH LATER DATE AS THE COMPANY, IN ITS SOLE DISCRETION, SHALL ESTABLISH (THE "EXPIRATION DATE"). The Company reserves the right to amend, extend or terminate the community offering at any time prior to the Expiration Date. If the Company terminates the community offering, any subscription funds previously tendered will be returned promptly, without deduction or interest.

          OFFEREES CHOOSING TO SUBSCRIBE FOR SHARES IN THE COMMUNITY OFFERING MUST DELIVER A PROPERLY COMPLETED AND SIGNED ORDER FORM, ALONG WITH PAYMENT OF THE ENTIRE SUBSCRIPTION PRICE FOR ALL SHARES FOR WHICH THEY ARE SUBSCRIBING, TO THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE. THE SUBSCRIPTION AGENT FOR THE COMMUNITY OFFERING IS CONTINENTAL STOCK TRANSFER & TRUST COMPANY.

          ANY SUBSCRIPTION TENDERED TO THE SUBSCRIPTION AGENT IS IRREVOCABLE.

          SHARES AVAILABLE FOR SALE. If the shares offered in the community offering are insufficient to satisfy in full all subscriptions validly tendered and not rejected by the Company, it will allocate the available shares among the subscribers (other than those subscribers, if any, whose subscriptions are rejected) in its sole discretion.

          THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

          SUBSCRIPTION PROCEDURES. This Order Form must be properly completed, signed and delivered, along with payment of the entire subscription price for all shares for which the subscriber is subscribing, to the Subscription Agent on or before the Expiration Date. Delivery may be made by mail, by overnight courier or by hand delivery to the following address:

                   Continental Stock Transfer & Trust Company
                                17 Battery Place
                          New York, New York 10004
                      Telephone: (212) 509-4000, Ext. 536
                            Facsimile: (212) 616-7610


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          An envelope has been provided with this Order Form that you may use for mail delivery, but your method of delivery is your choice and you bear the risk of a failed or late delivery. If you use mail delivery, registered mail is recommended. IN ANY EVENT, YOU MUST DELIVER THE ORDER FORM AND SUBSCRIPTION FUNDS SO THAT THEY ARE RECEIVED BY THE SUBSCRIPTION AGENT NO LATER THAN THE CLOSE OF BUSINESS ON THE EXPIRATION DATE. Please allow adequate time for delivery based upon your chosen method.

          The Company will resolve any issues relating to whether your subscription is timely and proper, and its determination will be final and binding. If your subscription is defective, the Company may reject it, waive the defect or allow you to correct it, in the Company's sole discretion. The Company has no duty to notify you of any defect in your subscription and neither does the Subscription Agent. You are solely responsible for the timely and proper submission of your Order Form and payment.

         SUBSCRIPTION FUNDS. You may pay your subscription funds by wire transfer, personal check, certified check, bank draft or cashier's check drawn upon a U.S. bank, or by postal, telegraphic or express money order. Checks and money orders should be payable in U.S. dollars to Continental Stock Transfer & Trust Company, escrow agent for the benefit of Blue River Bancshares, Inc. Your payment will be considered to have been made only when it is actually received by the Subscription Agent.

          The Subscription Agent will deposit all subscription funds upon receipt in a segregated escrow account. If there are not enough shares available to honor your subscription in full or if your subscription is rejected in whole or in part, you will receive a refund of your excess subscription funds as soon as practicable by mail. If the Company terminates the community offering, any subscription funds previously tendered will be returned promptly. You will not receive any interest on your subscription funds while they are on deposit with the Subscription Agent and any refund of subscription funds will be without interest.

          If the amount of subscription funds you deliver does not correspond to the number of shares indicated in this Order Form or if you do not indicate a number of shares on your Order Form, you will be deemed to have subscribed for the number of shares which can be purchased with the subscription funds you delivered.

         WHERE TO DIRECT YOUR QUESTIONS. Lawrence T. Toombs, President of the Company, is available to answer questions relating to the Company and the community offering generally and to respond to requests for additional copies of the prospectus, the Order Form or other documents in connection with the community offering. You may call Mr. Toombs at (317) 398-9721, Monday through Friday during regular business hours.


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                     SUBSCRIPTION FOR SHARES OF COMMON STOCK
                      IN CONNECTION WITH COMMUNITY OFFERING

          The undersigned irrevocably subscribes for the number of whole shares of the Company's common stock, without par value, indicated below on the terms and conditions of the community offering described in the prospectus, receipt of which is acknowledged.

SUBSCRIPTION:  NO. SHARES                X  SUBSCRIPTION PRICE: $4.50 = PAYMENT
                          -------------

   IMPORTANT--COMPLETE AND SIGN APPROPRIATE PORTION OF THE FOLLOWING SECTION.

                        REGISTRATION - COMPLETE 1, 2 OR 3

         The undersigned requests that the common stock subscribed for above be registered as follows and that the stock certificates evidencing such shares be sent to the address set forth below:

1.       INDIVIDUAL(S)     (CHECK ONE):

         [ ]   Individual
         [ ]   Tenants-in-Common (all parties must sign; each investor has an undivided interest)
         [ ]   Joint Tenants with Right of Survivorship (all parties must sign;
               joint ownership)
         [ ]   Other (please describe)

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Investor No. 1 (print name)                         Investor No. 2 (print name)

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Social Security Number

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Street (residential address)

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City           State             Zip

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Daytime Phone


                                    SIGNATURE

The undersigned affirm(s) that the foregoing information is true and understands that this subscription, once tendered to the Subscription Agent, is irrevocable.


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Signature    (Investor No. 1)                 Signature     (Investor No. 2)

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Date                                          Date

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2.       ENTITY (CHECK ONE):

         [ ]      Corporation (authorized agent must sign)
         [ ]      Partnership (at least one partner must sign)
         [ ]      Limited Liability Company (authorized agent must sign)
         [ ]      Other (please describe)
                                         ---------------------------------


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Name of Entity                                Authorized Agent (print name)

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Street                                        Title of Authorized Agent

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City           State             Zip          Daytime Phone

----------------------------------------
Federal Tax Identification No. of Entity


                                    SIGNATURE

The undersigned affirms that the foregoing information is true and understands that this subscription, once tendered to the Subscription Agent, is irrevocable.


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Signature of Authorized Agent/Partner                 Date

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3.       TRUST (ALL TRUSTEES MUST SIGN)

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Trustee (print name)                                  Name of Trust

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Co-Trustee (print name)                               Date of Trust Agreement

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Street                                                Federal Tax Identification
                                                      No. of Trust

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City             State              Zip               Daytime Phone


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                                    SIGNATURE


The undersigned affirms that the foregoing information is true and understands that this subscription, once tendered to the Subscription Agent, is irrevocable.

------------------------------------------            --------------------------
Trustee Signature                                     Date

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Co-Trustee Signature                                  Date

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